                                                                    Exhibit 3.2


                              AMENDED AND RESTATED

                                     BY-LAWS

                                       of

                         FRIENDLY ICE CREAM CORPORATION

                                TABLE OF CONTENTS


                                                                            Page

SECTION 1   OFFICES ........................................................   1
      Section 1.1  Registered Office .......................................   1
      Section 1.2  Other Offices ...........................................   1

SECTION 2   STOCKHOLDERS ...................................................   1
      Section 2.1  Time and Place of Meetings ..............................   1
      Section 2.2  Annual Meetings .........................................   1
      Section 2.3  Special Meetings ........................................   1
      Section 2.4  Notice of Meetings ......................................   1
      Section 2.5  Waiver of Notice ........................................   2
      Section 2.6  Fixing of Record Date ...................................   2
      Section 2.7  Stockholders' List of Meeting ...........................   2
      Section 2.8  Quorum; Adjournment .....................................   3
      Section 2.9  Voting Requirements .....................................   3
      Section 2.10 Proxies .................................................   3
      Section 2.11 Notice of Stockholder Business ..........................   4
      Section 2.12 Conduct of Meetings .....................................   4
      Section 2.13 Inspectors of Election ..................................   5
      Section 2.14 Informal Action by Stockholders .........................   5

SECTION 3   DIRECTORS ......................................................   6
      Section 3.1  General Powers ..........................................   6
      Section 3.2  Number, Qualification, Tenure and Removal ...............   6
      Section 3.3  Vacancies; Resignations .................................   6
      Section 3.4  Place of Meetings .......................................   6
      Section 3.5  Regular Meetings ........................................   6
      Section 3.6  Special Meetings ........................................   6
      Section 3.7  Notice ..................................................   7
      Section 3.8  Waiver of Notice ........................................   7
      Section 3.9  Quorum ..................................................   7
      Section 3.10 Manner of Acting ........................................   7
      Section 3.11 Committees ..............................................   7
      Section 3.12 Organization ............................................   7
      Section 3.13 Action without Meeting ..................................   8
      Section 3.14 Attendance by Telephone .................................   8
      Section 3.15 Compensation ............................................   8
      Section 3.16 Presumption of Assent ...................................   8
      Section 3.17 Notification of Nominations .............................   8


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SECTION 4   OFFICERS .......................................................  10
      Section 4.1  Enumeration .............................................  10
      Section 4.2  Salaries ................................................  10
      Section 4.3  Term of Office ..........................................  10
      Section 4.4  Chairman ................................................  10
      Section 4.5  President ...............................................  10
      Section 4.6  Vice President ..........................................  10
      Section 4.7  Clerk ...................................................  10
      Section 4.8  Assistant Clerk .........................................  11
      Section 4.9  Treasurer ...............................................  11
      Section 4.10 Assistant Treasurer .....................................  11
      Section 4.11 Other Duties ............................................  11

SECTION 5   CERTIFICATES OF STOCK AND OTHER STOCKHOLDER MATTERS ............  11
      Section 5.1  Form ....................................................  11
      Section 5.2  Replacement .............................................  12
      Section 5.3  Transfer ................................................  12
      Section 5.4  Stock Ledger Determinative of Dividend Distributions and
                   Voting Entitlement ......................................  12

SECTION 6   INDEMNIFICATION ................................................  12
      Section 6.1  Right to Indemnification ................................  12
      Section 6.2  Settlements .............................................  13
      Section 6.3  Notification and Defense of Proceedings .................  13
      Section 6.4  Advance of Expenses .....................................  14
      Section 6.5  Certain Presumptions and Determinations .................  14
      Section 6.6  Remedies ................................................  15
      Section 6.7  Contract Right; Subsequent Amendment ....................  15
      Section 6.8  Other Rights ............................................  15
      Section 6.9  Partial Indemnification .................................  15
      Section 6.10 Insurance ...............................................  16
      Section 6.11 Merger or Consolidation .................................  16
      Section 6.12 Savings Clause ..........................................  16
      Section 6.13 Subsequent Legislation ..................................  16
      Section 6.14 Indemnification of Others ...............................  16

SECTION 7   DIVIDENDS ......................................................  16
      Section 7.1  Declaration of Dividends ................................  16
      Section 7.2  Reserves for Dividends ..................................  16


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SECTION 8   GENERAL PROVISIONS .............................................  17
      Section 8.1  Fiscal Year .............................................  17
      Section 8.2  Corporate Seal ..........................................  17
      Section 8.3  Corporation Checks ......................................  17
      Section 8.4  Protection of Corporate Books ...........................  17
      Section 8.5  Control Share Acquisitions ..............................  17

SECTION 9   AMENDMENTS .....................................................  17
      Section 9.1  Amendments of By-Laws ...................................  17

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       of

                         FRIENDLY ICE CREAM CORPORATION


                                    SECTION 1

                                     OFFICES

      Section 1.1 Registered Office. The registered office of Friendly Ice Cream Corporation (the "Corporation") shall be in the town of Wilbraham, County of Hampden, Commonwealth of Massachusetts at 1855 Boston Road.

      Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the Commonwealth of Massachusetts as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may require.

                                    SECTION 2

                                  STOCKHOLDERS

      Section 2.1 Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held within the Commonwealth of Massachusetts or, to the extent permitted by the Corporation's Restated Articles of Organization as in effect from time to time (the "Articles of Organization"), elsewhere in the United States.

      Section 2.2 Annual Meetings. An annual meeting of stockholders shall be held, within six months after the end of the fiscal year of the Corporation, for the purpose of electing directors to serve on the Board and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board.

      Section 2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called only by (i) the Board pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, (ii) the Chairman of the Board, if one is elected or (iii) the President. Only those matters set forth in the notice of the special meeting may be considered or acted upon at such special meeting, except as otherwise provided by law.

      Section 2.4 Notice of Meetings. Written or printed notice stating the date, time and place of the meeting and, in the case of a special meeting or a meeting for which special notice is


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required by law, the purposes for which the meeting is called shall be mailed by the Corporation to each stockholder entitled to vote at the meeting and, if required by law, to any other stockholders entitled to receive notice, at the stockholder's address shown in the Corporation's record of stockholders, with postage pre-paid, not less than ten (10) nor more than sixty (60) days before the meeting date, either personally or by mail, by or at the direction of the President, Clerk, or Assistant Clerk, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. Notice shall be effective when mailed if it is mailed postage pre-paid and is correctly addressed to the stockholder's address as it appears on the stock transfer books of the Corporation.

      Section 2.5 Waiver of Notice. A stockholder may at any time waive any notice required by law, these By-Laws or the Corporation's Articles of Organization. The waiver shall be in writing, be signed by the stockholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes for filing with the corporate records. A stockholder's attendance at a meeting waives objection to (i) lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

      Section 2.6 Fixing of Record Date. The Board may fix a future date as the record date to determine the stockholders entitled to notice of a stockholders' meeting, vote, take any other action or receive payment of any share or cash dividend or other distribution. This date shall not be more than sixty (60) days nor, in the case of a meeting, less than ten (10) days before the meeting or action requiring a determination of stockholders. The record date for any meeting, vote or other action of the stockholders shall be the same for all classes of capital stock of the Corporation. If not otherwise fixed by the Board, the record date to determine stockholders entitled to notice of and to vote at an annual or special stockholders' meeting is the close of business on the day before the first notice is first mailed or delivered to a stockholder. If not otherwise fixed by the Board, the record date to determine stockholders entitled to receive payment of any share or cash dividend or other distribution is the close of business on the day the Board authorizes the share or cash dividend or other distribution.

      Section 2.7 Stockholders' List of Meeting. After a record date for a meeting is fixed, the Corporation shall prepare an alphabetical list of all stockholders entitled to notice of the stockholders' meeting. The list shall be arranged by classes of capital stock of the Corporation and show the address of and number of shares held by each stockholder. The stockholders' list shall be available for inspection by any stockholder, upon proper demand as may be required by law, beginning two business days after notice of the meeting is given and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the stockholders' list available at the meeting, and any stockholder or the stockholder's agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the stockholder's list does not affect the validity of action taken at the meeting.


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      Section 2.8  Quorum; Adjournment.

            (a) Shares issued, outstanding and entitled to vote may take action on a matter at a meeting only if a quorum of these shares exists with respect to that matter. Shares issued, outstanding and entitled to vote as a separate class may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided by the Articles of Organization, at any meeting of the stockholders a majority of all shares of stock issued, outstanding and entitled to vote on the record date for such meeting (including shares as to which an abstention has been recorded and shares as to which a nominee has no voting authority as to certain matters brought before the meeting) shall constitute a quorum for the transaction of business.

            (b) A majority of votes represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any stockholder of any adjournment. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held.

            (c) Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

      Section 2.9 Voting Requirements. At all meetings of stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the affirmative vote of a majority of the shares of stock voted on any matter, question or proposal brought before such meeting shall decide such question, unless the question is one upon which, by express provision of law, by the Articles of Organization or by these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question; provided, however, that any election by stockholders shall be determined by a plurality of the votes cast by the stockholders present or represented and entitled to vote in such election. Shares as to which an abstention has been recorded and shares as to which a nominee has no voting authority as to a particular question or questions brought before the meeting will not be deemed to be voted or cast with respect to such question or questions.

      Section 2.10 Proxies. A stockholder may vote shares in person or by proxy. A stockholder may appoint a proxy by signing an appointment form either personally or by the stockholder's attorney-in-fact. An appointment of a proxy is effective when received by the Clerk or other officer of the Corporation authorized to tabulate votes. Except as otherwise provided by law, a proxy dated more than six months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of


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them unless at or prior to the exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving its validity shall rest on the challenger.

      Section 2.11 Notice of Stockholder Business. At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with the By-Laws. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board,
(b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise (i) properly be requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally, and (ii) constitute a proper subject to be brought before such meeting. For business to be properly brought before a meeting of stockholders, any stockholder who intends to bring any matter (other than the election of directors) before a meeting of stockholders and is entitled to vote on such matter must deliver written notice of such stockholder's intent to bring such matter before the meeting of stockholders, either by personal delivery or by United States mail, postage pre-paid, to the Clerk of the Corporation. Such notice must be received by the Clerk not later than the following dates: (i) with respect to an annual meeting of stockholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's meeting; and (ii) with respect to any other meeting of stockholders or a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. For purposes of this Section 2.11, notice shall be deemed to first be given to stockholders when disclosure of such date is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

      A stockholder's notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before the meeting of stockholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder intending to propose such business, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. No business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in Section 2.12 of this Article. The chairman of a meeting may, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting and in accordance with the provisions hereof and, if the chairman should so determine, the chairman may so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

      Section 2.12 Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced


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at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;
(iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

      Section 2.13 Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

      The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

      Section 2.14 Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof and the written consents are filed with the records of the meetings of the stockholders.


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

                                    SECTION 3

                                    DIRECTORS

      Section 3.1 General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by Articles of Organization or by these By-Laws directed or required to be exercised or done by the stockholders.

      Section 3.2 Number, Qualification, Tenure and Removal. The number of Directors shall be fixed, from time to time, by the Board, in accordance with
Article VI of the Articles of Organization. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be residents of Massachusetts or stockholders of the Corporation. At any meeting of the stockholders called for the purpose, any Director may be removed from office only for cause by the affirmative vote of a majority of the shares issued, outstanding and entitled to vote in the election of Directors. At any meeting of the Board, any Director may be removed from office only for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him or her.

      Section 3.3 Vacancies; Resignations. Any vacancy on the Board that results from an increase in the number of Directors shall be filled only by a majority of the Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board shall be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director. Any vacancy not filled by the Directors shall be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose. A vacancy that will occur at a specified later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

      Section 3.4 Place of Meetings. The Board may hold meetings, both regular and special, either within or without the Commonwealth of Massachusetts.

      Section 3.5 Regular Meetings. The Board shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board shall be held at such time and at such place as shall from time to time be determined by the Board. No notice of regular meetings need be given.

      Section 3.6 Special Meetings. Special meetings of the Board may be called by the Chairman or the President. Special meetings shall also be called by the Clerk on written request of any two Directors. The person or persons authorized to call special meetings of the Board


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

may fix any place in or out of Massachusetts as the place for holding any special meeting of the Board called by them.

      Section 3.7 Notice. Notice of the date, time and place of any special meeting of the Board shall be given at least three days prior to the meeting by notice communicated in person, by telephone, telegraph, teletype, other form of wire or wireless communication, mail or private carrier. If written, notice shall be effective at the earliest of (a) when received, (b) its deposit in the United States mail, as evidenced by the postmark, if mailed postage pre-paid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Notice by all other means shall be deemed effective when received by or on behalf of the Director. Notice of any regular or special meeting need not describe the purposes of the meeting unless required by law or the Articles of Organization.

      Section 3.8 Waiver of Notice. A Director may at any time waive any notice required by law, these By-Laws or the Articles of Organization. Except as set forth below, the waiver must be in writing, be signed by the Director entitled to the notice, specify the meeting for which notice is waived and be filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting, or promptly upon such Director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

      Section 3.9 Quorum. A majority of the number of Directors fixed in accordance with Section 3.2 of this Article shall constitute a quorum for the transaction of business at any meeting of the Board. If less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

      Section 3.10 Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, unless a different number is provided by law, the Articles of Organization or these By-Laws.

      Section 3.11 Committees. The Board may, by vote of a majority of the Directors then in office appoint from their number one or more committees and delegate to such committees some or all of their powers to the extent permitted by law, the Articles of Organization or these By-Laws. Except as the Board may otherwise determine, any such committee shall be governed in the conduct of its business by the rules governing the conduct of the business of the Board contained in these By-laws and may, by majority vote of the entire committee make other rules for the conduct of its business. The Board shall have power at any time to fill vacancies in any such committees, to change its membership or to discharge the committee.

      Section 3.12 Organization. The Chairman, if elected, shall act as chairman at all meetings of the Board. If the Chairman is not elected or, if elected, is not present, the President or, in the absence of the President, a Vice Chairman (who is also a member of the Board and, if more than one, in order designated by the Board or, in the absence of such designation, in order


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

of their election), if any, or if no such Vice Chairman is present, a Director chosen by a majority of the Directors present, shall act as chairman at meetings of the Board.

      Section 3.13 Action without Meeting. Unless otherwise restricted by the Articles of Organization or these By-Laws, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

      Section 3.14 Attendance by Telephone. Members of the Board, may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      Section 3.15 Compensation. The Board shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Board.

      Section 3.16 Presumption of Assent. A Director who is present at a meeting of the Board or a committee of the Board shall be deemed to have assented to the action taken at the meeting unless (a) the Director's dissent or abstention from the action is entered in the minutes of the meeting, (b) the Director delivers a written notice of dissent or abstention to the action to the presiding officer of the meeting before any adjournment of the meeting or to the Corporation immediately after the adjournment of the meeting or (c) the Director objects at the beginning of the meeting or promptly upon such Director's arrival to the holding of the meeting or transacting business at the meeting. The right to dissent or abstain is not available to a Director who voted in favor of the action.

      Section 3.17 Notification of Nominations. Except for Directors elected pursuant to the provisions of Section 3.3 of this Article, only individuals nominated for election to the Board pursuant to and in accordance with the provision of this Section 3.17 may be elected to and may serve upon the Board of the Corporation. Nominations for the election of Directors may be made by the Board, a Committee thereof or by any stockholder entitled to vote in the election of Directors generally. Subject to the foregoing, only a stockholder of record entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting of stockholders and only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage pre-paid, to the Clerk of the Corporation and has been received by the Clerk not later than the following dates: (i) with respect to an election to be held at an annual meeting of stockholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. For purposes of this
Section 3.17, notice shall be deemed to first be given to stockholders when


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

disclosure of such date is first made in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

      Each such notice shall set forth:

      (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

      (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

      (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

      (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board.

      To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to serve as a Director of the Corporation if elected.

      The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and, if the chairman should so determine, declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.

                                    SECTION 4

                                    OFFICERS

      Section 4.1 Enumeration. The officers of the Corporation shall be chosen by the Board and shall be a Chairman, President, a Clerk, and a Treasurer. The Board may also elect one or more Vice Chairmen, one or more Vice Presidents, one or more Assistant Clerks and Assistant Treasurers and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person.

      Section 4.2 Salaries. The salaries of all officers of the Corporation shall be fixed by the Board.

      Section 4.3 Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board and shall hold office until their successors are elected and qualified or until their earlier resignation, removal or death. Any officer elected or appointed by the Board may be removed at any time by the Board with or without cause. Any vacancy occurring in any office of the Corporation required by this section shall be filled by the Board, and any vacancy in any other office may be filled by the Board.

      Section 4.4 Chairman. The Chairman shall preside, when present, at each meeting of the Board and shall perform such other duties and have such powers as the Board may from time to time prescribe. The Chairman shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board, shall preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive of a business Corporation or as may be prescribed by the Board.

      Section 4.5 President. During any period when there shall be an office of Chairman, the President shall have such functions, authority and duties as may be prescribed by the Board or the Chairman. The President need not be a Director. During any period when there shall not be an office of Chairman, the President shall have the functions, authority and duties provided for the Chairman.

      Section 4.6 Vice President. The Vice President or if there be more than one, the Vice Presidents, shall perform, such duties and have such other powers as may from time to time be prescribed by the Board, the Chairman or the President.

      Section 4.7 Clerk. The Clerk shall keep a record of all proceedings of the stockholders of the Corporation and of the Board, and shall perform like duties for the standing committees when required. The Clerk shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board, the Chairman or the President. The Clerk shall have custody of the corporate seal of the Corporation and the Clerk or in the absence of the Clerk any Assistant Clerk, shall have the authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Clerk or an Assistant Clerk. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal. The Clerk shall be a resident of the Commonwealth of Massachusetts unless the Corporation has a resident agent in accordance with Massachusetts law.

      Section 4.8 Assistant Clerk. The Assistant Clerk or if there be more than one, the Assistant Clerks in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Clerk or in the event of the Clerk's inability or refusal to act, perform the duties and exercise the powers of the Clerk and shall perform such other duties as may from time to time be prescribed by the Board, the Chairman, or the President.

      Section 4.9 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable assets in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and the Board, at its regular meetings or when the Board so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as may from time to time be prescribed by the Board, the Chairman or the President.

      Section 4.10 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board, the Chairman, the President or the Treasurer.

      Section 4.11 Other Duties. Any officer who is elected or appointed from time to time by the Board and whose duties are not specified in these By-Laws shall perform such duties and have such powers as may be prescribed from time to time by the Board, the Chairman or the President.

                                    SECTION 5

             CERTIFICATES OF STOCK AND OTHER STOCKHOLDER MATTERS

      Section 5.1 Form. The shares of the Corporation shall be represented by certificates; provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chairman or the President or a Vice President and by the Treasurer or an Assistant Treasurer of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or a director, officer or employee of the Corporation, or by a registrar, the signatures of the Chairman, the President or a Vice President and the Treasurer or an Assistant Treasurer may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

      Section 5.2 Replacement. In case of the loss, destruction, mutilation or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon (x) in the case of a mutilated certificate, surrender of such mutilated certificate to the Corporation, and (y) in the case of a certificate alleged to have been lost, destroyed or stolen, satisfactory proof of such loss, destruction or theft and upon such terms as the Board may prescribe. The Board may in its discretion require the owner of the lost, mutilated, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, mutilated, destroyed or stolen.

      Section 5.3 Transfer. Subject to the restrictions, if any, stated or noted on the certificate, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

      Section 5.4 Stock Ledger Determinative of Dividend Distributions and Voting Entitlement. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Massachusetts.

                                    SECTION 6

                                 INDEMNIFICATION

      Section 6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal or administrative (a "Proceeding"), by reason of being, having been or having agreed to become, a director or officer of the Corporation, or serving, having served or having agreed to serve, at the request of the Corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan (any such person being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expense, liability and loss (including without limitation reasonable attorneys' fees, judgments, fines, "ERISA" excise taxes or penalties) incurred or suffered by the Indemnitee or on behalf of the Indemnitee in connection with such Proceeding and any appeal therefrom, unless the Indemnitee shall have been adjudicated in such Proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in these By-Laws, except as set forth in Section 6.6 below, the Corporation shall not indemnify or advance expenses to an Indemnitee seeking indemnification in connection with a Proceeding (or part thereof) initiated by the Indemnitee, unless the initiation thereof was approved by the Board.

      Section 6.2 Settlements. Subject to compliance by the Indemnitee with the applicable provisions of Section 6.5 below, the right to indemnification conferred in these By-Laws shall include the right to be paid by the Corporation for amounts paid in settlement of any such Proceeding and any appeal therefrom, and all expenses (including attorneys' fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless it is held or determined pursuant to Section 6.5 below that the Indemnitee did not act in good faith in the reasonable belief that his or her action was in the best interest of the Corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      Section 6.3 Notification and Defense of Proceedings. The Indemnitee shall notify the Corporation in writing as soon as reasonably practicable of any Proceeding involving the Indemnitee for which indemnity or advancement of expenses is intended to be sought. Any omission to so notify the Corporation shall not relieve it from any liability that it may have to the Indemnitee under these By-Laws unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Corporation. With respect to any Proceeding of which the Corporation is so notified, the Corporation shall be entitled but not obligated, to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee, except as provided in the last sentence of this
Section 6.3. After notice from the Corporation to the Indemnitee of its election so to assume such defense (subject to the limitations in the last sentence of this Section 6.3), the Corporation shall not be liable to the Indemnitee for any fees and expenses of counsel subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this Section
6.3. The Indemnitee shall have the right to employ his or her own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof at its expense with counsel reasonably acceptable to Indemnitee shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee at the Corporation's expense has been authorized by the Corporation,
(ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or
(iii) the Corporation shall not in fact have employed counsel reasonably acceptable to the Indemnitee to assume the defense of such Proceeding within a reasonable time after receiving notice thereof, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided in these By-Laws. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any Proceeding brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

      Section 6.4 Advance of Expenses. Except as provided in Section 6.3 of these By-Laws, as part of the right to indemnification granted by these By-Laws, any expenses (including attorneys' fees) incurred by an Indemnitee in defending any Proceeding within the scope of Section 6.1 of these By-laws or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of a written undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized by Section 6.1 or Section 6.2 of these By-Laws. Such undertaking need not be secured and shall be accepted without reference to the financial ability of the Indemnitee to make such repayment. Such advancement of expenses shall be made by the Corporation promptly following its receipt of written requests therefor by the Indemnitee, accompanied by reasonably detailed documentation, and of the foregoing undertaking.

      Section 6.5 Certain Presumptions and Determinations. If, in a Proceeding brought by or in the right of the Corporation, a director or officer of the Corporation is held not liable for monetary damages, whether because that director or officer is relieved of personal liability under the provisions of
Article VI, Part B of the Articles of Organization of the Corporation or otherwise, that director or officer shall be deemed to have met the standard of conduct set forth in Section 6.1 and thus to be entitled to be indemnified by the Corporation thereunder. In any adjudicated Proceeding against an Indemnitee brought by reason of the Indemnitee's serving, having served or agreed to serve, at the request of the Corporation, for an organization other than the Corporation in one or more of the capacities indicated in Section 6.1, if the Indemnitee shall not have been adjudicated not to have acted in good faith in the reasonable belief that the Indemnitee's action was in the best interest of such other organization, the Indemnitee shall be deemed to have met the standard of conduct set forth in Section 6.1 and thus be entitled to be indemnified thereunder. An adjudication in such a Proceeding that the Indemnitee did not act in good faith in the reasonable belief that the Indemnitee's action was in the best interest of such other organization shall not create a presumption that the Indemnitee has not met the standard of conduct set forth in Section 6.1. In order to obtain indemnification of amounts paid in settlement pursuant to
Section 6.2 of these By-Laws, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to such indemnification. Any such indemnification under Section 6.2 shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless a court of competent jurisdiction holds within such 60-day period that the Indemnitee did not meet the standard of conduct set forth in Section 6.2 or the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet such standard. Such determination shall be made by the Board, based on advice of independent legal counsel (who may, with the consent of the Indemnitee, be regular legal counsel to the Corporation). The Corporation and the directors shall be under no obligation to undertake any such determination or to seek any ruling from any court.

      Section 6.6 Remedies. The right to indemnification or advances as granted by these By-Laws shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such a request, in whole or in part, or, with respect to indemnification pursuant to Section 6.2, if no disposition thereof is made within the 60-day period referred to above in
Section 6.5. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under these By-Laws shall be on the Corporation. Neither absence of any determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met any applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6.5 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including reasonable attorneys' fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such Proceeding shall also be paid by the Corporation.

      Section 6.7 Contract Right; Subsequent Amendment. The right to indemnification and advancement of expenses conferred in these By-Laws shall be a contract right. No amendment, termination or repeal of these By-Laws or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification or advancement of expenses under the provisions hereof with respect to any Proceeding arising out of or relating to any action, omission, transaction or facts occurring prior to the final adoption of such amendment, termination or repeal, except with the consent of the Indemnitee.

      Section 6.8 Other Rights. The indemnification and advancement of expenses provided by these By-Laws shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in these By-Laws shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with any Indemnitee providing indemnification rights and procedures different from those set forth in these By-Laws.

      Section 6.9 Partial Indemnification. If an Indemnitee is entitled under any provision of these By-Laws to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with any Proceeding and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including reasonable attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

      Section 6.10 Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another organization or employee benefit plan against any expense, liability or loss incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

      Section 6.11 Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under these By-Laws with respect to any Proceeding arising out of or relating to any action, omission, transaction or facts occurring on or prior to the date of such merger or consolidation.

      Section 6.12 Savings Clause. If these By-Laws or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any Proceeding, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of these By-Laws that shall not have been invalidated and to the fullest extent permitted by applicable law.

      Section 6.13 Subsequent Legislation. If the Massachusetts General Laws are amended after adoption of these By-Laws to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws as so amended.

      Section 6.14 Indemnification of Others. The Corporation may, to the extent authorized from time to time by its Board, grant indemnification rights to employees or agents of the Corporation or other persons serving the Corporation who are not Indemnitees, and such rights may be equivalent to, or greater or less than, those set forth in these By-Laws.

                                    SECTION 7

                                    DIVIDENDS

      Section 7.1 Declaration of Dividends. Dividends may be declared by the Board at any regular or special meeting, pursuant to law and in accordance with the voting requirements stated in these By-Laws. Dividends may be paid in cash, in property or in shares of the Corporation's capital stock.

      Section 7.2 Reserves for Dividends. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board determines promotes the interest of the Corporation and the Board may modify or abolish any such reserve in the manner in which it was created.

                                    SECTION 8

                               GENERAL PROVISIONS

      Section 8.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

      Section 8.2 Corporate Seal. The corporate seal shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

      Section 8.3 Corporation Checks. All checks or other orders for the payment of money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

      Section 8.4 Protection of Corporate Books. As provided under applicable laws of the Commonwealth of Massachusetts, or any successor laws, the Corporation shall make available to the stockholders the books and records of the Corporation, including, without limitation, periodic financial statements of the Corporation.

      Section 8.5 Control Share Acquisitions. The provisions of Chapter 110D of the Massachusetts General Laws with respect to the regulation of control share acquisitions shall not apply to this Corporation.

                                    SECTION 9

                                   AMENDMENTS

      Section 9.1 Amendments of By-Laws. Subject to any requirement set forth in the Articles of Organization, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board or the stockholders; provided, that Sections 2.3, 2.11, 3.2, 3.3, 3.17, 6.1-6.14, 8.5 and 9.1 of these By-Laws may be amended or repealed only (i) by the affirmative vote of at least two-thirds of the shares of the capital stock then issued and outstanding and entitled to vote or (ii) by the affirmative vote of a majority of the directors then in office. The fact that the power to amend, alter, repeal or adopt the By-Laws has been conferred upon the Board shall not divest the stockholders of the same powers.